EXHIBIT 10.3

EXECUTION VERSION

EUROPEAN GUARANTEE AND LUXEMBOURG SECURITY AGREEMENT dated as of April 20, 2012, made by GRAFTECH LUXEMBOURG I S.À.R.L., a Luxembourg societé a responsabilité limitée (“Luxembourg Parent”), GRAFTECH LUXEMBOURG II S.À.R.L, a Luxembourg societé a responsabilité limitée (“Luxembourg Holdco”), GRAFTECH SWITZERLAND S.A., a Swiss corporation (“Swissco” and together with Luxembourg Parent and Luxembourg Holdco, the “European Guarantors” and each, a “European Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in the Amended and Restated Credit Agreement dated as of October 7, 2011, as amended and further restated on April 20, 2012, pursuant to the First Amendment dated as of March 26, 2012, among GrafTech International Ltd., GrafTech Finance Inc., Luxembourg Parent, Luxembourg Holdco, Swissco, the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

WHEREAS the Luxembourg Holdco, Swissco and the European Guarantors are engaged in related businesses, and each European Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the availability of the Letters of Credit; and

WHEREAS it is a condition precedent to the obligations of the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit that the European Guarantors shall have executed and delivered this European Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Bank to issue Letters of Credit, each of the European Guarantors hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. Defined Terms. (a) Capitalized terms used in this European Guarantee and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this European Guarantee have the meanings specified therein.

(b) “Collateral” shall have the meaning given such term in Section 6(a).

(c) “European Guarantee” shall mean this European Guarantee and Luxembourg Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time).

(d) “General Intangibles” shall mean with respect to each Grantor, the meaning assigned to such term in the UCC on the date hereof to the extent, in the case of any General Intangibles arising under any contract or agreement, that the grant by such Grantor of a security interest pursuant to this European Guarantee in its rights under such contract or agreement is permitted without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from such other person (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this European Guarantee in any Account or General Intangible or any money or other amounts due or to become due under any such contract or agreement to the extent provided in Sections 9-404, 9-405 and 9-406 of the UCC as in effect on the date hereof.

(e) “Grantor” shall have the meaning given such term in Section 6(a).

(f) “Permitted Liens” shall mean Liens permitted pursuant to the Credit Agreement (including any such Lien expressly permitted pursuant to Section 6.02 thereof in respect of which a release in a form acceptable to the Collateral Agent has been delivered to the Collateral Agent.

(g) “Security Interest” shall have the meaning given such term in Section 6(a).

(h) “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

(i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this European Guarantee shall refer to this European Guarantee as a whole and not to any particular provision of this European Guarantee, and section references are to this European Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase, “without limitation”.

(j) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. Guarantee. (a) Each European Guarantor hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the due, punctual and complete payment and performance by each other Foreign Subsidiary that is a CFC, when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, of the Obligations of such Foreign Subsidiary that is a CFC.

(b) Each European Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations of each Foreign Subsidiary that is a CFC and/or enforcing any rights with respect to, or collecting against, such European Guarantor under this European Guarantee. This European Guarantee shall remain in full force and effect until the Obligations of each Foreign Subsidiary that is a CFC are indefeasibly paid in full, no Letters of Credit shall be outstanding and the Commitments with respect to each Foreign Subsidiary that is a CFC are terminated, notwithstanding that from time to time prior thereto while the Commitments are in effect any Foreign Subsidiary that is a CFC may be free from any Obligations.

(c) Each European Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Collateral Agent for the benefit of any Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment has been made under this European Guarantee for such purpose; provided that the failure of such European Guarantor to provide such notice shall not preclude the application of such payment to the complete or partial satisfaction of such European Guarantor’s obligations hereunder following such European Guarantor’s notice to the Collateral Agent of such payment.

(d) Notwithstanding anything to the contrary set forth herein, the amounts payable at any time by any European Guarantor in respect of its guarantee hereunder shall be limited at any time as specified for such European Guarantor on Schedule I hereto. For the avoidance of doubt, the Swiss Law Limitations shall only apply to the aggregate Upstream and Cross-Stream Obligations of Swissco (and not to Obligations that are Swissco’s primary obligations or the primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of Swissco), as described under the caption “Swissco” on Schedule I hereto.

SECTION 3. No Subrogation. Notwithstanding any payment or payments made by any of the European Guarantors hereunder or any setoff or application of funds of any of the European Guarantors by any Secured Party, no European Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any other European Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations of any Foreign Subsidiary that is a CFC, nor shall any European Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party or any other

European Guarantor in respect of payments made by such European Guarantor hereunder, until all amounts owing to the Secured Parties by any Loan Party on account of the Obligations of each Foreign Subsidiary that is a CFC have been indefeasibly paid in full, no Letters of Credit are outstanding and the Commitments have been terminated with respect to each Foreign Subsidiary that is a CFC. If any amount shall be paid to any European Guarantor on account of such subrogation rights at any time when all of the Obligations of each Foreign Subsidiary that is a CFC shall not have been indefeasibly paid in full, Letters of Credit shall be outstanding or the Commitments shall not have been terminated with respect to each Foreign Subsidiary that is a CFC, such amount shall be held by such European Guarantor in trust for the Secured Parties, segregated from other funds of such European Guarantor, and forthwith upon receipt by such European Guarantor be turned over to the Collateral Agent in the exact form received by such European Guarantor (duly endorsed by such European Guarantor to the Collateral Agent, if required), to be applied against the Obligations of each Foreign Subsidiary that is a CFC, whether matured or unmatured, at such time and in such order as the Collateral Agent may determine.

SECTION 4. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each European Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any European Guarantor and without notice to or further assent by any European Guarantor, any demand for payment of any of the Obligations of any Foreign Subsidiary that is a CFC made by any Secured Party may be rescinded by such Secured Party and any of the Obligations of any Foreign Subsidiary that is a CFC continued, and the Obligations of each Foreign Subsidiary that is a CFC, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement, any other Loan Document, any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders, as the case may be) or the relevant Secured Party (in the case of any such Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations of any Foreign Subsidiary that is a CFC may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations of any Foreign Subsidiary that is a CFC or for this European Guarantee or any property subject thereto. When making any demand hereunder against any of the European Guarantors, any Secured Party may, but shall be under no obligation to, make a similar demand on any Loan Party or any other European Guarantor or guarantor, and any failure by any Secured Party to make any such demand or to collect any payments from any Loan Party or any such other European Guarantor or guarantor or any release of any Loan Party or such other European Guarantor or guarantor shall not relieve any of the European Guarantors in respect of which a demand or collection is not made or any of the European Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Secured Party against any of the European Guarantors.

SECTION 5. Security. Each of the European Guarantors authorizes each of the other Secured Parties, in accordance with the terms and subject to the conditions set forth in the Credit Agreement and the Security Documents to which such European Guarantor is a party, to (i) take and hold security for the payment of this European Guarantee or the Obligations of each Foreign Subsidiary that is a CFC and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof as they in their sole discretion determine and (iii) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 6. Luxembourg Security. (a) As security for the payment or performance, as the case may be, in full of its guarantees hereunder, each of Luxembourg Parent and Luxembourg Holdco (each of Luxembourg Parent and Luxembourg Holdco, for purposes of paragraphs (a) through (d) of this Section 6, being called a “Grantor”) hereby bargains, sells, conveys, assigns, sets over, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in and to all of the following property now owned or at any time hereafter acquired by such Grantor and located within the United States of America or any jurisdiction therein, subject to Permitted Liens (collectively, with respect to each Grantor, the “Collateral”):

(1) all Accounts;

(2) all cash and Deposit Accounts;

(3) all General Intangibles;

(4) all Instruments;

(5) all Investment Property;

(6) Letter-of-Credit rights;

(7) all books and records pertaining to the Collateral; and

(8) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything contained in this European Guarantee or any Loan Document to the contrary, “Collateral” shall not include any property of the type specified in Sections 6(a)(ii), 6(a)(iii) and 6(a)(iv) if the granting of a Lien by such Grantor hereunder would violate the terms of, or otherwise constitute a default under, any document or instrument to which any Loan Party is a party (other than those documents or instruments between or among the Loan Parties and/or their Affiliates only) relating to the ownership of, or pertaining to any rights or interests held in, such property; provided that the terms to be violated or default that would result in the event of the granting of the Lien hereunder are typical or customary in connection with the document or instrument to which they relate.

Such security interests are granted as security only and shall not subject any Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(b) Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral owned by it:

(1) Instruments. Except as otherwise provided in the Pledge Agreement or Pledge Agreements applicable to such Grantor, if any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(2) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account; provided that such Grantor shall not be required to take such actions with respect to such Deposit Account until such period as may reasonably be specified by the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) Deposit Accounts for which the Collateral Agent is the depositary.

(3) Investment Property. Except to the extent otherwise provided in the applicable Pledge Agreements, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, with such period as may reasonably be specified by the Collateral Agent, either (A) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (B) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(4) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(5) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit (other than a trade letter of credit) in an amount in excess of $500,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the reasonable request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(c) Remedies.

(1) Notice to Account Debtors. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, a Grantor shall notify account debtors on any Account, Chattel Paper, General Intangible or other Collateral that such Account, Chattel Paper, General Intangible or other Collateral has been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof during the continuance of such an Event of Default shall be made directly to the Collateral Agent.

(2) Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6(c)(vi) with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by a Grantor consisting of cash, checks and other near-cash items shall upon the Collateral Agent’s request be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, upon the Collateral Agent’s request (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Sections VII(h) and VII(i) of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence) forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall, subject to Section 6(c)(iii), continue to be held as collateral security for all the Obligations of each Foreign Subsidiary that is a CFC and shall not constitute payment thereof until applied as provided in Section 6(c)(iii).

(3) Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have requested a Grantor to take any action set forth in Sections 6(c)(ii) or 6(c)(vi) or the Collateral Agent shall have taken any action pursuant to Section 6(c)(iv), the Collateral Agent shall apply the proceeds as follows:

First, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this European Guarantee or any of the Obligations of each Foreign Subsidiary that is a CFC, including all reasonable court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

Second, to the payment of all amounts of the Obligations of each Foreign Subsidiary that is a CFC owed to the Secured Parties in respect of Loans made by them and outstanding and amounts owing in respect of any LC Disbursement or Letter of Credit or under any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them;

Third, to the payment and discharge in full of the Obligations of each Foreign Subsidiary that is a CFC (other than those referred to above), pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them; and

Fourth, after payment in full of all Obligations of each Foreign Subsidiary that is a CFC, to the applicable Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any Collateral then remaining.

(4) UCC Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this European Guarantee and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon a Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in a Grantor, which right or equity is hereby, to the extent permitted by law, waived or released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of such Collateral or reasonably relating to such Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6(c)(iii), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to such Grantor. If any notice of a proposed sale or other disposition of such Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this European Guarantee. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(5) Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges it may acquire under the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay (i) in the case of each Grantor, its Obligations or the Obligations of Swissco and (ii) the reasonable fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

(6) Collections on Accounts. (a)The Collateral Agent hereby authorizes each Grantor to collect the Accounts, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Grantor during the continuance of such an Event of Default, (x) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent as provided in Section 6(c)(iii), and (y) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

(b) At the Collateral Agent’s reasonable request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Collateral Agent’s Appointment as Attorney-in-Fact; Collateral Agent’s Performance of Grantors’ Obligations.

(1) Powers. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, during the continuance of an Event of Default, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this European Guarantee, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this European Guarantee, and, without limiting the generality of the foregoing, such Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuance of an Event of Default:

(a) in the name of such Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

(b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this European Guarantee and to pay all or any part of the premiums therefor and the costs thereof,

(c) to execute, in connection with any sale provided for in Section 6(c)(iv), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(d)(i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (vii) generally, to use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and at the expense of such Grantor, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon such Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this European Guarantee, all as fully and effectively as such Grantor might do.

(2) Performance by Collateral Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(3) Grantor’s Reimbursement Obligation. The expenses of the Collateral Agent reasonably incurred in connection with actions undertaken as provided in this Section 6(d), together with interest thereon at a rate per annum equal to the default rate of interest set forth in Section 2.12 of the Credit Agreement, from the date payment is demanded by the Collateral Agent to the date reimbursed by a Grantor, shall be payable by the applicable Borrower to the Collateral Agent on demand.

(4) Ratification; Power Coupled With An Interest. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this European Guarantee are coupled with an interest and are irrevocable until this European Guarantee is terminated and the security interests created hereby are released.

(e) Termination and Release. (1)Section 6 of this European Guarantee and the security interest created hereunder shall terminate when all Obligations have been fully and indefeasibly paid and when the Secured Parties have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding, at which time the Collateral Agent shall execute and deliver to each Grantor, or to such person or persons as such Grantor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor at its expense which such Grantor shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6(e) shall be without recourse to or warranty by the Collateral Agent.

(2)Notwithstanding anything herein to the contrary, if all the obligations in respect of any Cash Management Arrangement, Commodity Rate

Protection Agreement or Interest/Exchange Rate Protection Agreement, if any, have been secured on a ratable basis with the obligations under a refinancing or replacement of the Credit Agreement, then this Section 6 and the security interest created hereunder shall terminate when all the obligations under the Credit Agreement have been fully and indefeasibly paid and when the Secured Parties have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding.

(3)Each Grantor shall automatically be released from its obligations under this Section 6 of this European Guarantee and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that a portion of the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of GrafTech in a transaction permitted pursuant to Section 6.05 of the Credit Agreement that will result in such Grantor ceasing to be a Subsidiary after giving effect to such disposition. Any Collateral granted hereunder shall be released (automatically and without further action on the part of the Collateral Agent) upon the sale, transfer or other disposition of such Collateral to a transferee who is not a “Grantor” hereunder, to the extent that such sale, transfer or other disposition is permitted under the Credit Agreement.

SECTION 7. Guarantee Absolute and Unconditional. Each European Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations of any Foreign Subsidiary that is a CFC and notice of or proof of reliance by any Secured Party upon this European Guarantee or acceptance of this European Guarantee; the Obligations of each Foreign Subsidiary that is a CFC, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this European Guarantee; and all dealings between any Loan Party and any of the European Guarantors, on the one hand, and any of the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this European Guarantee. Each European Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Loan Party or any of the European Guarantors with respect to the Obligations of each Foreign Subsidiary that is a CFC. Each European Guarantor understands and agrees that this European Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, any of the Obligations of any Foreign Subsidiary that is a CFC or any other collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Secured Party, any Loan Party or such European Guarantor) which may or might in any manner or to any extent vary the risk of the

European Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party in respect of the Obligations, or of such European Guarantor under this European Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any European Guarantor, any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Loan Party or any other person (including any other European Guarantor) or against any collateral security or guarantee for the Obligations of any Foreign Subsidiary that is a CFC or any right of offset with respect thereto, and any failure by any Secured Party to pursue such other rights or remedies or to collect any payments from any Loan Party or any such other person (including any other European Guarantor) or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any such other person (including any other European Guarantor) or any such collateral security, guarantee or right of offset, shall not relieve such European Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against such European Guarantor. This European Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each European Guarantor and the successors and assigns thereof, and shall inure to the benefit of each Secured Party and its successors, endorsees, transferees and assigns, until all the Obligations of each Foreign Subsidiary that is a CFC and the obligations of the European Guarantors under this European Guarantee shall have been satisfied by the indefeasible payment in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated with respect to each Subsidiary that is a CFC, notwithstanding that from time to time while the Commitments are in effect during the term of the Credit Agreement any Loan Party may be free from any Obligations.

SECTION 8. Reinstatement. This European Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Foreign Subsidiary that is a CFC is rescinded or must otherwise be restored or returned by any Secured Party for any reason whatsoever, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party or any European Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any European Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 9. Payments. Each European Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without setoff or counterclaim in Dollars at the office of the Collateral Agent set forth in the Credit Agreement.

SECTION 10. Information. Each of the European Guarantors assumes all responsibility for being and keeping itself informed of the Loan Parties’ financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations of each Foreign Subsidiary that is a CFC and the nature, scope and extent of the risks that such European Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise any of the European

Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 11. Representations and Warranties. Each European Guarantor represents and warrants to and with each Secured Party that all representations and warranties in the Loan Documents that relate to such European Guarantor are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

SECTION 12. Covenants. Each of the European Guarantors covenants and agrees with the Secured Parties that, from and after the date of this European Guarantee until the date upon which the Obligations are indefeasibly paid in full, no Letters of Credit are outstanding and the Commitments are terminated, unless the Required Lenders shall otherwise consent in writing, it will comply with each covenant set forth in Articles V and VI of the Credit Agreement to the extent that it relates to such European Guarantor; provided, that notwithstanding anything herein to the contrary, if all the obligations in respect of any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, if any, have been secured on a ratable basis with the obligations under a refinancing or replacement of the Credit Agreement, then the covenant compliance obligations under this Section 12 shall terminate when all the obligations under the Credit Agreement have been fully and indefeasibly paid and when the Secured Parties have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding.

SECTION 13. Authority of Collateral Agent. Each European Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this European Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this European Guarantee shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each European Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting.

SECTION 14. Notices. All notices, requests and demands to or upon any Secured Party or any European Guarantor under this European Guarantee shall be given or made in accordance with Section 9.01 of the Credit Agreement and addressed, if to any Secured Party or European Guarantor, at its address or transmission number for notices provided in Section 9.01 of the Credit Agreement. The Collateral Agent, each Secured Party and each European Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

SECTION 15. Counterparts. This European Guarantee may be executed by one or more of the European Guarantors in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this European Guarantee signed by all the European Guarantors shall be lodged with the Collateral Agent.

SECTION 16. Severability. Any provision of this European Guarantee or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

SECTION 17. Right of Setoff. If an Event of Default shall have occurred and be continuing under the Credit Agreement, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any European Guarantor against any of and all the obligations of such European Guarantor now or hereafter existing under this European Guarantee irrespective of whether or not such Secured Party shall have made any demand under this European Guarantee and although such obligations may be unmatured. The rights of each Secured Party under this Section 17 are in addition to other rights and remedies (including other rights of setoff) any such Secured Party may have.

SECTION 18. Integration. This European Guarantee represents the agreement of each European Guarantor with respect to the subject matter hereof and there are no promises or representations by any European Guarantor or any Secured Party relative to the subject matter hereof not reflected herein.

SECTION 19. Amendments in Writing; No Waiver, Cumulative Remedies. (a) None of the terms or provisions of this European Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each European Guarantor and the Collateral Agent; provided that any provision of this European Guarantee may be waived by the Required Lenders pursuant to a letter or agreement executed by the Collateral Agent or by telecopy transmission from the Collateral Agent.

(b) No Secured Party shall by any act (except by a written instrument pursuant to Section 19(a)) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 20. Section Headings. The section headings used in this European Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 21. Successors and Assigns. This European Guarantee shall be binding upon the successors and assigns of each European Guarantor and shall inure to the benefit of each European Guarantor and each Secured Party and their successors and assigns; provided that this European Guarantee may not be assigned by any European Guarantor without the prior written consent of the Collateral Agent.

SECTION 22. GOVERNING LAW. THIS EUROPEAN GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 23. Submission To Jurisdiction; Waivers. Each European Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this European Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such European Guarantor at its address set forth in Section 14 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS EUROPEAN GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS EUROPEAN GUARANTEE AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

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IN WITNESS WHEREOF, each of the undersigned has caused this European Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

GRAFTECH LUXEMBOURG I S.À.R.L.,

By	/s/ John D. Moran
Name: John D. Moran
Title: Attorney-in-Fact

GRAFTECH LUXEMBOURG II S.À.R.L.,

By	/s/ John D. Moran
Name: John D. Moran
Title: Attorney-in-Fact

GRAFTECH SWITZERLAND S.A.,

By	/s/ John D. Moran
Name: John D. Moran
Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

PROVISIONS APPLICABLE TO EUROPEAN GUARANTORS

Swissco

If and to the extent Swissco secures and/or guarantees the Obligations of Foreign Subsidiaries that are direct or indirect parent companies of Swissco or their direct or indirect subsidiaries (except for Swissco itself and its direct and indirect subsidiaries) (the foregoing referred to from time to time as “Upstream and Cross-Stream Obligations”), and not Obligations that are Swissco’s primary obligations or the primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of Swissco, the following limitations shall apply:

(a) Maximum Amount which may be secured or guaranteed by Swissco:

The aggregate:

(i) liability of Swissco; and

(ii) use of proceeds from the enforcement of the Collateral of Swissco, under this European Guarantee and any and all other Loan Documents shall not exceed the amount of Swissco’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (a) the aggregate share capital and (b) statutory reserves (including reserves for own shares and revaluations as well as agio) to the extent such reserves cannot be transferred into unrestricted, distributable reserves. The amount of freely disposable equity shall be determined on the basis of an audited annual or interim balance sheet of Swissco.

This limitation shall only apply to the extent it is a requirement under applicable law at the time (a) Swissco is required to perform or (b) Collateral of Swissco is enforced under the Loan Documents. Such limitation shall not free Swissco from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when Swissco has again freely disposable equity if and to the extent such freely disposable equity is available. The limitation shall not apply to the extent Swissco guarantees any amounts borrowed under any Loan Document that are lent to Swissco or to wholly owned direct or indirect subsidiaries of Swissco, and shall accordingly not apply to the Collateral of Swissco being enforced as security/guarantee for the Obligations of Swissco or the Obligations of direct or indirect subsidiaries of Swissco.

Swissco shall, and Luxembourg Holdco or any successor shareholder of Swissco which is a party to a Loan Document shall procure that Swissco will, take and cause to be taken all and any action (including, without limitation, (a) the passing of any shareholders’ resolutions to approve any payment or other performance under this European Guarantee or any other Loan Document and (b) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time Swissco is required to make a payment or perform other obligations under this European Guarantee or any other Loan Document) in order to allow a prompt payment of amounts owing by Swissco under the Loan Documents, a prompt use of proceeds from the Collateral of Swissco as well as the performance by Swissco of other obligations under the Loan Documents with a minimum of limitations.

If the enforcement of the Obligations of Swissco under the Loan Documents would be limited due to the effects referred to in this Clause, Swissco shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Administrative Agent, write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for Swissco’s business and such sale is permitted under this European Guarantee or any other Loan Document.

(b) Swiss Withholding Tax

(i) If so required under applicable law (including double tax treaties) at the time it is required to make a payment under this European Guarantee or any other Loan Document, Swissco:

(A) shall use its best efforts to ensure that such payments can be made without deduction of Swiss withholding tax (Verrechnungssteuer), or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(B) shall deduct the Swiss withholding tax at such rate (being 35% on the Restatement Effective Date) as is in force from time to time if the notification procedure pursuant to sub-paragraph (A) above does not apply; or shall deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (A) applies for a part of the Swiss withholding tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(C) shall promptly notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

(ii) If Swissco is required under applicable law (including double tax treaties) to deduct Swiss withholding tax at the time the Collateral Agent is enforcing the Collateral of Swissco, the Administrative Agent shall deduct from the proceeds from such enforcement the Swiss withholding tax at such rate (being 35% on the Restatement Effective Date) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration.

(C) In the case of a deduction of Swiss withholding tax, Swissco shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment under this European Guarantee or any other Loan Document or the proceeds of the enforcement of the Collateral of Swissco, will, as soon as possible after such deduction:

(1) request a refund of the Swiss withholding tax under applicable law (including tax treaties), and

(2) pay to the Administrative Agent upon receipt any amount so refunded.

The Administrative Agent shall use its reasonable best efforts to collaborate with Swissco to secure such refund.

(iii) Additional Amount

To the extent Swissco is required to deduct Swiss withholding tax pursuant to Clause (ii) above, and if the maximum amount of freely disposable shareholder equity pursuant to clause (i) above is not fully utilized, additional Collateral of Swissco shall be enforced until the enforcement proceeds equate an amount which (after making any deduction of Swiss withholding tax) would have resulted if no deduction of Swiss withholding tax had been required, provided that such enforcement amount (including the increased amount) shall in any event be limited to the maximum amount of freely disposable shareholder equity pursuant to clause (i) above. In case of an enforcement of additional Collateral of Swissco pursuant to this section (iii), any refund of Swiss withholding tax obtained by Swissco under clause (ii)(C) above shall be for the account of Swissco. If the refund is made to a Lender such Lender shall transfer the refund so received to Swissco.

Luxembourg Parent and Luxembourg Holdco

(a) Notwithstanding anything herein to the contrary but subject to paragraph (b) below, the obligations and liabilities of any European Guarantor existing under the laws of Luxembourg (a “Luxembourg Guarantor”) under this European Guarantee shall at no time, in the aggregate, exceed an amount equal to the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to 95% of such Luxembourg Guarantor’s net capitaux propres (as referred to in article 34 of the amended Luxembourg law of 19th December 2002 on the commercial register and annual accounts, where the capitaux propres means the shareholder’s equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) of such Luxembourg Guarantor as shown in the latest financial statements (comptes annuels) available at the date of the relevant payment hereunder and approved by the shareholders of such Luxembourg Guarantor and certified by the statutory auditors, as the case may be).

(b) Notwithstanding anything herein to the contrary, the obligations and liabilities of any Luxembourg Guarantor under this European Guarantee shall not include any obligation or liability to the extent that, if so included, would constitute an abuse of assets as defined by criminal law provisions set forth in article 171-1 of the Luxembourg law on commercial companies dated August 10, 1915 as amended.

(i)The restrictions and limitations set forth in paragraph (a) above with respect to any Luxembourg Guarantor shall not apply to obligations and liabilities of such Luxembourg Guarantor under this European Guarantee in respect of:

(A) obligations of the subsidiaries of such Luxembourg Guarantor; and

(B) obligations of any primary obligor or any European Guarantor that is not a subsidiary of such Luxembourg Guarantor, up to an amount equal to the aggregate outstanding amount of loans and advances made, directly or indirectly, by any primary obligor or any such European Guarantor to such Luxembourg Guarantor or any subsidiary of such Luxembourg Guarantor.